The Universal Institutional Funds, Inc. - Core Plus Fixed
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Credit Suisse AG 6.500% due
8/8/2023
Purchase/Trade Date:	  8/1/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.20
Brokers:  Credit Suisse, Barclays, Societe Generale,
Danske Bank, Santander, UniCredit Bank, ABN AMRO,
Banca IMI, Banco Bilbao Vizcaya Argentaria, S.A., BB
Securities, BMO Capital Markets, BNY Mellon Capital
Markets, LLC, BofA Meill Lynch, Capital One Securities,
CIBC, Citigroup, Commerzbank, Commonwealth Bank of
Australia, Deutsche Bank Securities, Morgan Stanley, nabSecurities, LLC, Rabobank International, RBC Capital
Markets, Scotiabank, SunTrust Robinson Humphrey,
Swedbank AB, TD Securities, US Bancorp, Wells Fargo
Securities
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Viacom Inc. 5.850% due 9/1/2043
Purchase/Trade Date:	  8/12/2013
Offering Price of Shares: $99.353
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.08
Brokers:  BofA Merrill Lynch, Citigroup, JP Morgan, RBS,
Deutsche Bank Securities, Morgan Stanley, Wells Fargo
Securities, BNP Paribas, Mizuho Securities, RBC Capital
Markets, SMBC Nikko, Guggenheim Securities, Lloyds
Securities, US Bancorp, BNY Mellon Capital Markets,
LLC, The Williams Capital Group, L.P., Santander, Banca
IMI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Abbey National Treasury Services
3.050% due 8/23/2018
Purchase/Trade Date:	  8/20/2013
Offering Price of Shares: $99.779
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $370,000
Percentage of Offering Purchased by Fund: 0.037
Percentage of Fund's Total Assets: 0.21
Brokers: Citigroup Global Markets Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Morgan Stanley &
Co. LLC, Santander Investment Securities Inc., Wells
Fargo Securities, LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Verizon Communications Inc.
6.550% due 9/15/2043
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.883
Total Amount of Offering: $15,000,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.11
Brokers:  Barclays, BofA Merrill Lynch, JP Morgan,
Morgan Stanley, Citigroup, Credit Suisse, Mitsubishi UFJ
Securities, Mizuho Securities, RBC Capital Markets, RBS,
Wells Fargo Securities, Deutsche Bank Securities,
Santander
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 General Motors Co. 4.875% due
10/2/2023
Purchase/Trade Date:	  9/24/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.023
Percentage of Fund's Total Assets: 0.20
Brokers:  Citigroup Global Markets Inc., JP Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC, BNP Paribas
Securities Corp., RBS Securities Inc., UBS Securities LLC
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Fannie Mae Connecticut Avenue
Securities 2013-C01 M1 2.174% due 10/25/2023
Purchase/Trade Date:	 10/15/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $337,500,000
Amount Purchased by Fund: $404,000
Percentage of Offering Purchased by Fund: 0.120
Percentage of Fund's Total Assets: 0.21
Brokers: BofA Merrill Lynch, Credit Suisse, RBS,
Barclays, Morgan Stanley, CastleOak Securities, L.P.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Deutsche Annington Finance BV
5.000% due 10/2/2023
Purchase/Trade Date:	  9/25/2013
Offering Price of Shares: $98.993
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.180
Percentage of Fund's Total Assets: 0.25
Brokers:  JP Morgan, Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Altria Group Inc.  5.375% due
1/31/2044
Purchase/Trade Date:	  10/28/2013
Offering Price of Shares: $99.574
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.14
Brokers:  Goldman, Sachs & Co., Morgan Stanley, RBC,
Scotiabank, Barclays, Citigroup, Credit Suisse, Deutsche
Bank Securities, JP Morgan, Banca IMI, CastleOak
Securities, L.P., HSBC, Loop Capital Markets, Santander,
Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thermo Fisher Scientific Inc.
4.150% due 2/1/2024
Purchase/Trade Date:	  12/4/2013
Offering Price of Shares: $99.730
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $210,000
Percentage of Offering Purchased by Fund: 0.021
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, JP Morgan, RBS, BofA Merrill Lynch,
Citigroup, Credit Suisse, HSBC, Morgan Stanley, Banca
IMI, BNP Paribas, BNY Mellon Capital Markets, LLC,
Goldman, Sachs & Co., ING, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Mizuho Securities, Scotiabank,
SMBC Nikko, US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Royal Bank of Scotland Group PLC
PFD 6.000% due 12/19/2023
Purchase/Trade Date:	  12/16/2013
Offering Price of Shares: $99.098
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $230,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.13
Brokers:  RBS, Credit Suisse, JP Morgan, Morgan Stanley,
BMO Capital Markets, BNY Mellon Capital Markets, LLC,
Capital One Securities, CIBC, Citigroup, Danske Markets
Inc., Mischler Financial Group, Inc., RBC Capital Markets,
TD Securities, Wells Fargo Securities
Purchased from: Royal Bank of Scotland
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Banco Santander Mexico SA
5.950% due 1/30/2024
Purchase/Trade Date:	  12/18/2013
Offering Price of Shares: $99.235
Total Amount of Offering: $1,300,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.12
Brokers:  Deutsche Bank Securities, Morgan Stanley,
Santander
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.